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Exhibit 99.1

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31, 2005	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$7,908	$20,342
Restricted cash	212	212
Accounts receivable—trade, net of allowance of $5,060 and $4,776 respectively	89,796	85,462
Notes receivable	1,396	1,396
Prepaid expenses	6,500	2,472
Deferred income taxes, current	16,136	5,010
Deposits	3,198	3,198
Available for sale investments	6,067	6,067
Prepaid drilling costs	5,931	9,480
Other current assets	6,644	5,875

Total Current Assets	143,788	139,514
Property, Plant, and Equipment
Oil and gas properties, full cost method
Unproved	112,043	94,472
Proved	1,904,890	1,828,839
Gas processing plants and pipelines	37,293	36,607
Other property	10,124	9,969

Total Property, Plant and Equipment	2,064,350	1,969,887
Accumulated depreciation, depletion, amortization and impairment	(510,407)	(472,975)

Net Property, Plant and Equipment	1,553,943	1,496,912

Other Assets
Deferred financing costs and other	9,061	9,608
Goodwill	56,467	56,467

Total Assets	$1,763,259	$1,702,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$58,166	$65,215
Accrued interest	1,137	5,764
Accrued liabilities	13,990	15,298
Other current liabilities	9,783	8,701
Revenues payable	12,326	10,871
Suspended revenue payable	18,786	22,401
Derivative liabilities, current	44,576	14,046
Current maturities of long-term debt	761	2,458

Total Current Liabilities	159,525	144,754
Long-Term Liabilities
Long-term debt, less current maturities	546,402	643,042
Asset retirement obligations	40,871	40,086
Derivative liabilities, non-current	14,406	5,981
Deferred income taxes payable	202,074	188,366
Other non-current liabilities	422	459
Stockholders' Equity
Preferred stock—$.001 par value; 10,000,000 shares authorized, 216,000 designated as Series A; 80,000 issued and outstanding, liquidation amount $0	1	1
Common Stock—$.002 par value; 200,000,000 shares authorized, 99,094,583 and 91,324,168 shares issued, respectively	198	183
Additional paid-in capital	726,568	615,046
Accumulated other comprehensive loss	(37,535)	(12,621)
Retained earnings	141,661	108,576
Common stock in deferred compensation plan, at cost (34,416 shares)	(192)	(192)
Unearned common stock in KSOP, at cost (880,083 shares)	(6,215)	(6,215)

	824,486	704,778
Treasury stock, at cost (3,926,034 and 3,931,614 shares, respectively)	(24,927)	(24,965)

Total Stockholders' Equity	799,559	679,813

Total Liabilities and Stockholders' Equity	$1,763,259	$1,702,501

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	For the Three Months Ended March 31,
	2005	2004
Operating Revenues:
Oil and gas sales	$134,884	$88,817
Gas gathering, marketing and processing	10,611	9,526
Oil field services	1,753	2,035

Total Operating Revenues	147,248	100,378

Operating Costs and Expenses:
Oil and gas production lifting costs	18,698	13,028
Production taxes and other costs	13,934	8,365
Gas gathering, marketing and processing	7,348	6,580
Oil field services	1,239	1,440
Depreciation, depletion, amortization and accretion	38,336	25,480
Gain on sale of assets	(1,861)	(198)
General and administrative	7,662	5,075

Total Operating Costs and Expenses	85,356	59,770
Operating Profit	61,892	40,608
Other income	501	222
Non-cash hedging adjustments	(112)	94
Interest expense	(9,554)	(9,657)

Income Before Income Tax	52,727	31,267
Provision for income tax expense
Current	(588)	(377)
Deferred	(19,054)	(11,628)

Total Provision for Income Tax Expense	(19,642)	(12,005)
Net Income	$33,085	$19,262

Income per Common Share—Basic	$0.38	$0.28

Income per Common Share—Diluted	$0.36	$0.28

Common Shares Used in Per Share Calculation
Basic	88,182,784	67,681,577

Diluted	92,612,513	69,380,490

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(in thousands)

	Preferred Stock	Common Stock	Treasury Stock	Additional Paid in Capital	Retained Earnings	Deferred Compensation	Unearned Shares in KSOP	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity	Total Comprehensive Income (Loss)
Balance at December 31, 2004	$1	$183	$(24,965)	$615,046	$108,576	$(192)	$(6,215)	$(12,621)	$679,813
Issuance of 916 shares of common stock pursuant to employee stock option plan		2		6,373					6,375
Issuance of 6,820 shares on exercise of warrants		13		102,281					102,294
Deferred tax benefit on exercise of warrants and employee stock options				2,514					2,514
Stock compensation				321					321
Issuance of 6 shares of treasury stock			38	33					71
Net Income					33,085				33,085	33,085
Reclassification adjustment related to derivative contracts, net of income tax expense of $645								1,137	1,137	1,137
Change in fair value of outstanding hedge positions, net of income tax benefit of $14,781								(26,051)	(26,051)	(26,051)

Balance at March 31, 2005	$1	$198	$(24,927)	$726,568	$141,661	$(192)	$(6,215)	$(37,535)	$799,559	$8,171

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$33,085	$19,262
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	38,336	25,480
Amortization of deferred financing costs	627	638
Deferred income taxes	19,054	11,628
Gain on sale of assets	(1,861)	(198)
Minority interest in consolidated subsidiary	(37)	(75)
Non-cash directors' compensation	71	—
Non-cash hedging adjustments	112	(94)
Stock compensation	321	41
Changes in certain assets and liabilities:
Accounts receivable	(4,765)	(666)
Deposits and other current assets	(430)	(2,759)
Accounts payable and accrued liabilities	(14,371)	4,915
Payment of income taxes	(1,208)	(16)

Net Cash Provided by Operating Activities	68,934	58,156

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets, net of purchase price adjustments	1,339	528
Additions to property and equipment	(92,958)	(59,700)

Net Cash Used in Investing Activities	(91,619)	(59,172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	24,542	26,500
Fees paid related to financing activities	(81)	(106)
Payments of principal on debt and production payment	(122,879)	(42,013)
Proceeds from issuance of common stock	108,669	4,497

Net Cash Provided by (Used in) Financing Activities	10,251	(11,122)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,434)	(12,138)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,342	18,693

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,908	$6,555

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$13,541	$16,333

Cash paid for income taxes	$1,208	$16

Non-cash accruals for employee incentives	$1,465	$1,628

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2005

NOTE 1—MANAGEMENT'S REPRESENTATION

        In this quarterly report on Form 10-Q, the words "Magnum Hunter," "company," "we," "our," and "us" refer to Magnum Hunter Resources, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The condensed consolidated balance sheet of Magnum Hunter Resources, Inc. and subsidiaries as of March 31, 2005, the condensed consolidated statements of operations for the three months ended March 31, 2005 and 2004, the condensed consolidated statement of stockholders' equity and comprehensive income for the three months ended March 31, 2005, and the condensed consolidated statements of cash flows for the three months ended March 31, 2005 and 2004, are unaudited. The December 31, 2004 condensed consolidated balance sheet information is derived from audited financial statements. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position at March 31, 2005, and the results of operations for the three month period ended March 31, 2005 and 2004, changes in stockholders' equity and comprehensive income for the three months ended March 31, 2005, and cash flows for the three month periods ended March 31, 2005 and 2004.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in our December 31, 2004 Form 10-K. The results of operations for the three month period ended March 31, 2005 are not necessarily indicative of the operating results that will occur for the full year.

        The accompanying condensed consolidated financial statements include the accounts of the company and our subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain items have been reclassified to conform with the current presentation.

        Magnum Hunter is a holding company with no significant assets or operations other than our investments in our subsidiaries. The wholly-owned subsidiaries of the company, except for Canvasback Energy, Inc., Redhead Energy Inc. and Metrix Networks, Inc., an 80% owned subsidiary of the company, collectively referred to as Canvasback, are direct guarantors of each of our 9.6% Senior Notes, our Senior Bank Credit Facility ("Facility") and our Floating Rate Convertible Senior Notes ("Convertible Notes"), and have fully and unconditionally guaranteed these obligations on a joint and several basis. The guarantors comprise all of our direct and indirect subsidiaries (other than Canvasback), and we have presented separate condensed consolidating financial statements and other disclosures concerning the guarantors and Canvasback (See Note 10). Except for Canvasback, there is no restriction on the ability of consolidated or unconsolidated subsidiaries to transfer funds to the company in the form of loans or advances.

NOTE 2—NEW ACCOUNTING STANDARDS

        The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" during March 2005. This Interpretation clarifies certain areas of FASB Statement No. 143, "Accounting for Asset Retirement Obligations" and gives more specific guidance on conditional retirement obligations and the circumstances in which retirement obligations would not need to be recognized due to uncertain timing or settlement methods. This Interpretation is effective for fiscal years ending on or after December 31, 2005. The adoption of this guidance will have no impact on our financial statements because we currently recognize all retirement obligations related to our properties.

        The SEC Staff Accounting Bulletin ("SAB") 107 was released in March 2005 to provide additional implementation and disclosure guidance for FASB Statement No. 123(R), "Share-Based Payment." This guidance will be effective for public companies upon their adoption of this FASB Statement No. 123(R), which would require us to comply with this guidance beginning January 1, 2006.

NOTE 3—STOCK-BASED COMPENSATION

        Beginning June 1, 2003, and effective January 1, 2003, we began expensing the fair market value of stock options newly granted, modified or settled pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," and as allowed under the prospective method of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment to SFAS No. 123." The fair value of each option granted after December 31, 2002 is estimated on the grant date, using the Black-Scholes option-pricing model. For the three months ended March 31, 2005 and 2004, we recorded pre-tax stock compensation expense of $321 thousand and $41 thousand, respectively, which is reflected in our general and administrative expenses. For options granted prior to January 1, 2003, we continue to use the intrinsic method under APB No. 25, "Accounting for Stock Issued to Employees and Related Interpretations," whereby no compensation expense is recognized for stock options granted with an exercise price equal to the market value of our stock on the grant date.

        FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" during December 2004. Under this revised guidance, all share-based equity and liability instruments will be recorded as compensation expense based on their fair values, and all liability instruments will be remeasured each reporting period. This guidance will be effective for us beginning January 1, 2006. Upon adoption of this statement, we will be required to change our method of accounting for our stock options under the modified prospective method under which compensation expense will also be recorded on the unvested portion of awards granted prior to 2003. At this time, we estimate the pre-tax impact of these prior years' grants on 2006 earnings to be an additional pre-tax expense of $764 thousand.

        If we had recorded stock option expense under the fair value provisions of SFAS No. 123 for all prior and current grants, our net income and EPS would have been as shown in the below pro forma tables (in thousands):

	Three Months Ended March 31,
	2005	2004
Net income, as reported	$33,085	$19,262
Total stock-based employee compensation expense included in reported net income, net of income taxes of $116 and $16, respectively	205	25
Deduct: Total stock-based employee compensation determined under fair value-based method for all awards, net of income taxes of $306 and $438, respectively	(540)	(718)

Pro forma net income	$32,750	$18,569

Earnings per share:
Basic—as reported	$0.38	$0.28

Basic—pro forma	$0.37	$0.27

Diluted—as reported	$0.36	$0.28

Diluted—pro forma	$0.35	$0.27

NOTE 4—GOODWILL

        In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued to be effective for fiscal years beginning after December 15, 2001. Under these statements, goodwill is no longer amortized, but is subject to annual impairment tests. We completed our annual test as of December 31, 2004 and found no impairment. There were no changes to the carrying value of goodwill during the three months ended March 31, 2005.

        Our goodwill results from our merger with Prize Energy Corp. ("Prize"), which was completed on March 15, 2002, and the purchase price allocation was finalized as of June 30, 2003. The goodwill has been fully allocated to our Exploration and Production segment.

NOTE 5—ASSET RETIREMENT OBLIGATIONS

        Our asset retirement obligations include plugging, abandonment, decommission and remediation costs, which are included in developed oil and gas properties, production and distribution facilities and natural gas processing plants.

        The following is a reconciliation of the asset retirement obligation liability at March 31, 2005 (in thousands):

Balance at January 1, 2005	$41,277
Liabilities incurred	916
Liabilities settled	(349)
Liabilities sold/disposed	—
Accretion expense	890
Change in retirement cost estimates	46

Balance at March 31, 2005	$42,780

        Of the $42.8 million in asset retirement obligations, $1.9 million is included in other current liabilities on our condensed consolidated balance sheet at March 31, 2005.

NOTE 6—EARNINGS PER SHARE INFORMATION

        The following is a reconciliation of the basic and diluted earnings per share computations (in thousands, except for per share amounts):

	Three Months Ended
	March 31, 2005			March 31, 2004
	Income	Weighted Average Shares	Per Share Amount	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common stockholders	$33,085	88,183	$0.38	$19,262	67,682	$0.28

Effect of Dilutive Securities
Warrants		—			—
Options		2,555			1,698
Convertible Notes		1,875			—

Diluted EPS
Income available to common stockholders and assumed conversions	$33,085	92,613	$0.36	$19,262	69,380	$0.28

        At March 31, 2005, options representing 4,908,131 shares of common stock were outstanding. At March 31, 2004, warrants representing 7,228,457 shares of common stock and options representing 5,615,287 shares of common stock were outstanding. For the three month period ended March 31, 2005, 7,228,457 shares of common stock representing warrants, and no common shares representing options, were excluded from the diluted earnings per share calculations because the exercise price exceeded the average market price of our common stock for these periods. For the three month period ended March 31, 2004, 7,228,457 shares of common stock representing warrants, and 45,000 shares of common stock representing options, were excluded from the diluted earnings per share calculations because the exercise price exceeded the average market price of our common stock for this period. There was a 1,875,000 share dilutive effect from our Convertible Notes at March 31, 2005, because the average market price of our common stock during the period exceeded the conversion price. There was no dilutive effect from our Convertible Notes at March 31, 2004 because the average market price of our common stock during that period did not exceed the conversion price.

NOTE 7—DEBT

        Notes payable and long-term debt at March 31, 2005 and December 31, 2004 consisted of the following (in thousands):

	March 31, 2005	December 31, 2004
Long-Term Debt:
Bank debt under revolving credit agreements, due May 2, 2007, 4.23% at March 31, 2005	$220,000	$320,000
Capital lease obligations	3,621	5,500
Construction loan, due July 31, 2006, 5.36% at March 31, 2005	3,542	—
9.6% Senior unsecured notes, due March 15, 2012	195,000	195,000
Floating rate convertible senior notes, due December 15, 2023, 3.01% at March 31, 2005	125,000	125,000

	547,163	645,500
Less: Current portion of capital lease obligations	761	2,458

Total Long-Term Debt	$546,402	$643,042

        We have a Facility which provides for total borrowings of $750 million, on which our borrowing base was limited to $525 million at March 31, 2005. The level of the borrowing base is dependent on the valuation by the lenders of the assets pledged, which are primarily oil and gas reserves.

        On a semi-annual basis, our borrowing base under our Facility is redetermined by the financial institutions who have committed to the company based on their review of our proved oil and gas reserves and other assets. If the outstanding senior bank debt exceeds the redetermined borrowing base, the company must repay the excess. We completed our last redetermination on April 12, 2005, which resulted in no changes to our borrowing base or maximum borrowings. The next redetermination date will have an effective date of June 30, 2005 and will have a completion date of no later than November 10, 2005.

        On February 18, 2005, our 40% owned subsidiary, Apple Tree Holdings, LLC ("Apple Tree"), entered into a $20.6 million construction loan agreement ("Construction Loan"). The Construction Loan provides financing for the construction of a processing plant, natural gas lateral, carbon dioxide line and related infrastructure in Huerfano County, Colorado. The Construction Loan bears interest at either LIBOR plus 2.25% or a base rate plus 1.25% and will mature no later than July 31, 2006. Total borrowings under this loan at March 31, 2005 were $8.9 million, of which our share was $3.5 million. We have provided a guarantee to the lender for this Construction Loan. In return for our guarantee, we received an up-front fee as well as the right to receive 55% of distributable cash flows from the Apple Tree until certain financial tests are met. In the event that the Construction Loan goes into default and we have to perform under the guarantee, we will have recourse against the project and related subsidiaries. We have included $162 thousand in other current liabilities on our condensed consolidated balance sheet to represent the fair value of our guarantee issued for the Construction Loan.

NOTE 8—HEDGING

        We were obligated to five crude oil derivatives and seven natural gas derivatives on March 31, 2005. All outstanding derivatives qualify for cash flow hedge accounting treatment as defined within SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires derivative assets and liabilities to be recorded at their fair value on the balance sheet with an offset for the effective portion of the hedge to other comprehensive income. Hedge ineffectiveness on cash-flow hedges is recorded in earnings.

        At March 31, 2005, the fair value of the company's derivatives were as follows (in thousands):

Derivative Liabilities
Natural gas collars	$(34,343)
Natural gas swaps	(9,757)
Crude oil collars	(8,109)
Crude oil swaps	(6,773)

Derivative Liability	$(58,982)

        Of the $59.0 million of derivative liabilities, $44.6 million is included in other current liabilities and $14.4 million is included in long-term liabilities on our condensed consolidated balance sheet at March 31, 2005.

        For the three month period ended March 31, 2005, the condensed consolidated statement of income includes non-cash hedging adjustment losses of $112 thousand related to hedge ineffectiveness on the crude oil and natural gas derivatives. It is estimated at this time that $28.4 million, net of income tax, of other comprehensive loss will be reclassified into the consolidated statement of income during the next 12 months.

NOTE 9—SEGMENT DATA

        We have three reportable segments. The Exploration and Production segment is engaged in exploratory and developmental drilling and acquisition, production, and sale of crude oil, condensate, and natural gas. The Gas Gathering, Marketing, and Processing segment is engaged in the gathering and compression of natural gas from the wellhead, the purchase and resale of natural gas that it gathers, and the processing of natural gas liquids. The Oil Field Services segment is engaged in the managing, operation and monitoring of producing oil and gas properties for interest owners.

        Our reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Exploration and Production segment has six geographic areas that are aggregated. The Gas Gathering, Marketing, and Processing segment includes the activities of the five gathering systems and four natural gas liquids processing plants located in two geographic areas that are aggregated. The Oil Field Services segment has six geographic areas that are aggregated. The reason for aggregating the segments, in each case, is due to the similarity in nature of the products, the production processes, the type of customers, the method of distribution, and the regulatory environments.

        The accounting policies of the segments are the same as those for the company as a whole. We evaluate performance based on profit or loss from operations before income taxes. The accounting for intersegment sales and transfers is done as if the sales or transfers were to third parties—that is, at current market prices.

        Segment data for the periods ended March 31, 2005 and 2004 follows (in thousands):

Three Months Ended March 31, 2005:	Exploration & Production	Gas Gathering, Marketing & Processing	Oil Field Services	All Other	Elimination	Consolidated
Revenue from external customers	$134,884	$10,611	$1,753	$—	$—	$147,248
Intersegment revenues	543	6,433	3,753	—	(10,729)	—
Depreciation, depletion, amortization and accretion	37,422	631	277	6	—	38,336
Segment profit (loss)	64,830	2,632	237	(5,807)	—	61,892
Interest expense				(9,554)	—	(9,554)
Other income				389	—	389

Income before income taxes						52,727
Provision for income tax expense				(19,642)	—	(19,642)

Net income						$33,085

Three Months Ended March 31, 2004:	Exploration & Production	Gas Gathering, Marketing & Processing	Oil Field Services	All Other	Elimination	Consolidated
Revenue from external customers	$88,817	$9,526	$2,035	$—	$—	$100,378
Intersegment revenues	410	5,870	3,528	—	(9,808)	—
Depreciation, depletion, amortization and accretion	24,564	583	283	50	—	25,480
Segment profit (loss)	42,860	2,363	312	(4,927)	—	40,608
Interest expense				(9,657)	—	(9,657)
Other income				316	—	316

Income before income taxes						31,267
Provision for income tax expense				(12,005)	—	(12,005)

Net income						$19,262

NOTE 10—CONDENSED CONSOLIDATING GUARANTOR FINANCIAL STATEMENTS

        The company and its wholly-owned subsidiaries, except Canvasback, are direct guarantors of our 9.6% Senior Notes, Convertible Notes and Facility and have fully and unconditionally guaranteed these obligations on a joint and several basis. In addition to not being a guarantor of the company's 9.6% Senior Notes, Convertible Notes and Facility, Canvasback cannot be included in determining compliance with certain financial covenants under the company's Facility. We have not included separate financial statements related to the guarantors because management has determined that they are not material to investors. Condensed consolidating financial information for Magnum Hunter

Resources, Inc. and subsidiaries as of March 31, 2005 and December 31, 2004, and for the three-month periods ended March 31, 2005 and 2004, was as follows:

Magnum Hunter Resources, Inc. and Subsidiaries Condensed Consolidating Balance Sheets

	As of March 31, 2005
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
ASSETS
Current assets	$148,380	$3,468	$(8,060)	$143,788
Property and equipment (using full cost accounting)	1,547,485	6,458	—	1,553,943
Investment in subsidiaries (equity method)	19,349	—	(19,349)	—
Investment in Parent	—	32,132	(32,132)	—
Other assets	65,378	150	—	65,528

Total assets	$1,780,592	$42,208	$(59,541)	$1,763,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$159,086	$8,500	$(8,061)	$159,525
Long-term liabilities	789,816	14,359	—	804,175
Stockholders' equity	831,690	19,349	(51,480)	799,559

Total liabilities and stockholders' equity	$1,780,592	$42,208	$(59,541)	$1,763,259

	As of December 31, 2004
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
ASSETS
Current assets	$146,219	$5,310	$(12,015)	$139,514
Property and equipment (using full cost accounting)	1,490,881	6,031	—	1,496,912
Investment in subsidiaries (equity method)	19,065	—	(19,065)	—
Investment in Parent	—	34,127	(34,127)	—
Other assets	65,924	151	—	66,075

Total assets	$1,722,089	$45,619	$(65,207)	$1,702,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$144,451	$12,318	$(12,015)	$144,754
Long-term liabilities	863,698	14,236	—	877,934
Stockholders' equity	713,940	19,065	(53,192)	679,813

Total liabilities and stockholders' equity	$1,722,089	$45,619	$(65,207)	$1,702,501

Magnum Hunter Resources, Inc. and Subsidiaries Condensed Consolidating Statement of Operations

	For the Three Months Ended March 31, 2005
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
Revenues	$145,753	$1,675	$(180)	$147,248
Expenses	93,445	1,230	(154)	94,521

Income before equity in net losses of subsidiary.	52,308	445	(26)	52,727
Equity in net income of subsidiary	267	—	(267)	—

Income before income taxes	52,575	445	(293)	52,727
Income tax expense	(19,490)	(161)	9	(19,642)

Net income	$33,085	$284	$(284)	$33,085

	For the Three Months Ended March 31, 2004
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
Revenues	$99,292	$1,320	$(234)	$100,378
Expenses	67,788	1,557	(234)	69,111

Income (loss) before equity in net losses of subsidiary.	31,504	(237)	—	31,267
Equity in net losses of subsidiary	(147)	—	147	—

Income (loss) before income taxes	31,357	(237)	147	31,267
Income tax (expense) benefit	(12,095)	90	—	(12,005)

Net income (loss)	$19,262	$(147)	$147	$19,262

Magnum Hunter Resources, Inc. and Subsidiaries Condensed Consolidating Statements of Cash Flows

	For the Three Months Ended March 31, 2005
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
Cash flow from operating activities	$70,136	$(1,202)	$—	$68,934
Cash flow from investing activities	(90,881)	(738)	—	(91,619)
Cash flow from financing activities	10,251	—	—	10,251

Net decrease in cash	(10,494)	(1,940)	—	(12,434)
Cash at beginning of period	17,649	2,693	—	20,342

Cash at end of period	$7,155	$753	$—	$7,908

	For the Three Months Ended March 31, 2004
Amounts in Thousands	Magnum Hunter Resources, Inc. and Guarantor Subs	Canvasback Energy, Inc. (Non Guarantor)	Eliminations	Magnum Hunter Resources, Inc. Consolidated
Cash flow from operating activities	$66,499	$(8,343)	$—	$58,156
Cash flow from investing activities	(58,083)	(1,089)	—	(59,172)
Cash flow from financing activities	(11,122)	—	—	(11,122)

Net decrease in cash	(2,706)	(9,432)	—	(12,138)
Cash at beginning of period	3,482	15,211	—	18,693

Cash at end of period	$776	$5,779	$—	$6,555

NOTE 11—COMMON STOCK

        On January 1, 2005, we granted 5,580 shares of treasury stock to the Board of Directors as payment for half of their retainer fee for 2005. The other half will be paid in July 2005.

        Magnum Hunter had 7,228,457 warrants outstanding as of December 31, 2004, with an expiration date of March 15, 2005. Of these warrants, 6,819,648 were exercised, providing net proceeds of approximately $102 million, and the remaining 408,809 warrants expired.

NOTE 12—MERGER WITH CIMAREX

        On January 26, 2005, Magnum Hunter and Cimarex Energy, Inc. ("Cimarex") announced that their respective boards of directors had approved an agreement and plan of merger that provides for the acquisition of Magnum Hunter by Cimarex. Closing is anticipated before the end of the second quarter in 2005, subject to customary regulatory approvals.

        Under the terms of the proposed agreement, Magnum Hunter shareholders will receive 0.415 shares of Cimarex common stock for each share of Magnum Hunter common stock that they own. The merger is expected to be non-taxable to the shareholders of both companies.

        Cimarex Energy Co., headquartered in Denver, CO, is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast areas of the U.S. Its principal operations offices are located in Tulsa, New Orleans and Houston.

NOTE 13—SUBSEQUENT EVENT

        On April 8, 2005, our Board of Directors declared an in-kind dividend to Magnum Hunter's shareholders of record at the close of business on April 18, 2005 of the 1,384,621 units of beneficial interest of TEL Offshore Trust owned by Magnum Hunter. The distribution of the units will be made on May 13, 2005. The net carrying value of our TEL investment at March 31, 2005, was approximately $6.7 million. Since we proportionately account for our investment in TEL, the dividend, when made, will affect numerous parts of our financial statements. At April 18, 2005, the units owned by us had a fair market value of approximately $11.9 million.

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  Exhibit 99.1